Ex. 99.28(h)(3)(iv)

Amendment to
Administrative Fee Waiver Agreement
Between JNL Series Trust and
Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust (the “Trust”) on behalf of each of its series of shares (each a “Fund” and collectively, the “Funds”) listed on Schedule A and Jackson National Asset Management, LLC (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administrative Fee Waiver Agreement dated September 25, 2017 (the “Agreement”), whereby the Administrator agreed to waive, for each Fund listed on Schedule A, a portion of its administrative fee, in the amounts listed on Schedule A, as it may be amended and approved by the Board of Trustees of the Trust from time to time.

Whereas, the Board of Trustees of the Trust (the “Board”) has approved a fee waiver for the JNL/RAFI® Fundamental U.S. Small Cap Fund, and fund name changes for certain funds, as outlined below, effective June 24, 2019 (collectively, the “Fee Waiver/Name Changes”):

1)	JNL/Mellon Capital MSCI KLD 400 Social Index Fund change to JNL/Mellon MSCI KLD 400 Social Index Fund;
2)	JNL/Mellon Capital Utilities Sector Fund change to JNL/Mellon Utilities Sector Fund;
3)	JNL/Mellon Capital S&P 1500 Growth Index Fund change to JNL/Mellon S&P 1500 Growth Index Fund;
4)	JNL/Mellon Capital S&P 1500 Value Index Fund change to JNL/Mellon S&P 1500 Value Index Fund;
5)	JNL/Mellon Capital Consumer Staples Sector Fund change to JNL/Mellon Consumer Staples Sector Fund;
6)	JNL/Mellon Capital Materials Sector Fund change to JNL/Mellon Materials Sector Fund;
7)	JNL/Mellon Capital Industrials Sector Fund change to JNL/Mellon Industrials Sector Fund; and
8)	JNL/Mellon Capital Real Estate Sector Fund change to JNL/Mellon Real Estate Sector Fund.

Whereas, pursuant to Board approval of the Fee Waiver/Name Changes, as outlined above, the Parties have agreed to amend the Agreement, effective June 24, 2019, to include the fee waiver for the JNL/RAFI® Fundamental U.S. Small Cap Fund and to update the fund names in Schedule A.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated June 24, 2019, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of June 24, 2019.

JNL Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated June 24, 2019
(List of Funds)

Fund	Class A Waiver	Class I Waiver
JNL/DFA Growth Allocation Fund	None	0.05%
JNL/DFA Moderate Growth Allocation Fund	None	0.05%
JNL/DFA U.S. Core Equity Fund	None	0.05%
JNL/Mellon MSCI KLD 400 Social Index Fund	None	0.05%
JNL/Mellon Utilities Sector Fund	None	0.05%
JNL/Mellon S&P 1500 Growth Index Fund	None	0.05%
JNL/Mellon S&P 1500 Value Index Fund	None	0.05%
JNL/Mellon Consumer Staples Sector Fund	None	0.05%
JNL/Mellon Materials Sector Fund	None	0.05%
JNL/Mellon Industrials Sector Fund	None	0.05%
JNL/Mellon Real Estate Sector Fund	None	0.05%
JNL/RAFI® Fundamental U.S. Small Cap Fund	None	0.05%
JNL/S&P International 5 Fund	None	0.05%
JNL/S&P Mid 3 Fund	None	0.05%
JNL/Vanguard Moderate ETF Allocation Fund	None	0.12%
JNL/Vanguard Moderate Growth ETF Allocation Fund	None	0.12%
JNL/Vanguard Growth ETF Allocation Fund	None	0.12%

A-1